UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2009

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        On June 3, 2009, in connection with its annual grants under the Viacom Inc. (“Viacom” or the “Company”) 2006 Long-Term Management Incentive Plan, as amended and restated December 2, 2008 (the “LTMIP”), the Company’s Compensation Committee granted restricted share units (“RSUs”) and stock options to approximately 190 management employees, including certain of the Company’s executive officers. This year, 60% of the value of each award was granted in RSUs, valued using the closing price of the Company’s Class B common stock on June 3, 2009, and 40% of the value of each award was granted in stock options, valued using Black-Scholes methodology. In accordance with pre-existing employment agreements, Sumner M. Redstone, Philippe P. Dauman and Thomas E. Dooley received stock options representing 50% of the value of their annual awards; performance share units (“PSUs”) representing the other 50% of the value of their annual awards were granted on January 1, 2009. Lower level management continued to receive equity awards 100% in the form of RSUs. Both the RSUs and stock options vest in equal annual installments over a period of four years. The stock options have an exercise price equal to the closing price of Viacom’s Class B common stock on June 3, 2009.

The terms and conditions for the stock options, RSUs and PSUs were filed on a Current Report on Form 8-K on May 29, 2007. A copy of the LTMIP was filed with the Company’s 2008 Annual Report on Form 10-K on February 12, 2009. The terms of the equity awards are also described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 17, 2009. These filings are also available on the Company’s website at www.viacom.com/investorrelations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date: June 5, 2009